EXHIBIT 10.3
CDI CORPORATION
Third Amendment to Employment and Consulting Agreement
This is the Third Amendment (this “Amendment”) to the Employment Agreement (the “Agreement”) entered into as of February 15, 2009, and previously amended effective December 16, 2010 and December 31, 2012, between CDI Corporation, a Pennsylvania corporation (the “Company”), and Robert J. Giorgio (the “Executive”).
In consideration of the mutual covenants set forth herein, the parties agree as follows:

1.	The term of Executive’s employment shall be extended from July 1, 2013 to September 30, 2013 (together with the initial extension from January 1, 2013 to June 30, 2013, the “Extension Period”).

2.
In the event of Executive’s Retirement (as defined in the Time Vested Deferred Stock Agreement dated September 29, 2011 (the “September 2011 Award”)) following the Extension Period, all the remaining unvested shares in the September 2011 Award shall vest upon Retirement.

3.	All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Amendment on September 19, 2013, to be effective as of July 1, 2013.

Company:	Executive:
CDI CORPORATION

By: /s/ Paulett Eberhart	/s/ Robert J. Giorgio
Paulett Eberhart	Robert J. Giorgio
President & Chief Executive Officer